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                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE

$93,300                                                           August 5, 1999

     Richard S. Eiswirth Jr. (hereinafter referred to as "Maker"), for value received, hereby promises to pay to the order of DIRECT ACCESS INTERACTIVE, INC., a Georgia corporation (hereinafter referred to as "Payee"), the aggregate principal sum of Ninety three thousand three hundred dollars ($93,300) on August 4, 2002 (the "Maturity Date"), together with interest on the unpaid principal balance at the rate of 7.0% per annum, compounded annually. Interest shall be paid on December 31, 1999 and each June 30 and December 31 thereafter until this
Note is paid in full. The principal hereof and the interest thereon are payable at 3150 Holcomb Bridge Road, Suite 200, Norcross, GA 30071 or at such other place as Payee may from time to time designate to Maker in writing, in coin or currency of the United States of America.

     If, at any time or from time to time prior to the Maturity Date, Maker sells any shares of capital stock of Payee that are held by Maker, Maker shall pay to Payee an amount equal to 50% of the net proceeds of such sale(s) in repayment of the amounts outstanding under this Note. Such payment shall be made to Payee at the same time as the closing of such sale. Maker agrees that Payee shall be entitled to place a stop order or other instructions on the books of Payee and its transfer agent to reflect this obligation to pay all of the proceeds of any such sale. Maker may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium. Any payments made prior to the Maturity Date shall be applied first to the payment of accrued but unpaid interest on this Note and the balance to principal.

     If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become, forthwith due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

           (a) If Maker defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for 20 days after Maker receives notice from Payee of such default; or

           (b) If Maker makes an assignment for the benefit of creditors or admits in writing an inability to pay his or its debts generally as they become due;

           (c) If an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent;
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           (d)  If Maker petitions or applies to any tribunal for the appointment of a trustee or receiver of Maker, or of any substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

           (e) If any such petition or application is filed, or any such proceedings are commenced, against Maker, and Maker by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than 90 days; or

           (f) If Maker dies or becomes mentally incompetent or incapacitated, which incompetence or incapacitation continues for a period of thirty (30) days or more.

     This Note is with full recourse to any assets of Maker.

     Any failure on the part of Payee at any time to require the performance by Maker of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

     Time is of the essence with respect to this Note.

     This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia without regard to the principles of conflict of laws.

     In the event this note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, attorneys' fees equal to 15% of the principal and interest then due. In the event that Maker fails to make any payment when due, Payee shall provide written notice of default to Maker, which notice shall allow Maker ten (10) days from the date of receipt of such notice in which to cure such default. If such default is not cured within the time allowed, the balance hereof shall be deemed to be immediately accelerated without further notice to Maker.

     IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first set forth above.

                                        MAKER:

                                         /s/ Richard S. Eiswirth, Jr.
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